Exhibit 10.19

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. I TO EMPLOYMENT AGREEMENT (the “Amendment “), dated as of September 28, 2016, by and between TurnPoint Medical Devices, Inc., a Delaware corporation (the “Company”) and Joerg H. Klaube (the “Executive”), each of which are sometimes referred to as a “Party” and collectively as the “Parties”.

BACKGROUND:

WHEREAS, the Company and Executive executed and delivered a certain Employment Agreement, dated November 10, 2015 (the “Employment Agreement”) which contains a clause that both parties agree should be deleted, and;

WHEREAS , the parties desire to execute and deliver this Amendment which shall delete certain specific portions of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises made to each other, the Parties agree as follows:

1.   The Amendment. (A).  The Parties agree to amend the Employment Agreement by deleting the last sentence of Paragraph 4 (d) on Page 2 thereof which reads as follows:

As a condition to receiving the Initial Options Award, Executive shall if requested, execute and deliver a letter in a form approved by the Company’s underwriters agreeing not to sell any shares of Company common stock during a customary period following the completion of an initial public offering of the Company’s common stock.

(B).  The Parties further agree to amend the Employment Agreement by deleting Section 10(d)(i) on Page 10 thereof which reads as follows:

(i)            Release of Claims. The Company shall commence payment of Severance 30 days after the date of the Executive’s termination of employment, provided that the Executive has signed and not revoked a general release and separation agreement, in form and substance as set forth on Exhibit B to this Agreement.

(C).  The Parties further agree to amend the Employment Agreement by deleting Exhibit B, entitled,, “Form of Release Agreement” in its entirety.

2.   Confirmation of all Other Terms and Provisions. Except for the sentence deleted by this Amendment, the Parties hereby reconfirm and ratify all of the other terms and provisions of the Employment Agreement not expressly modified by this Amendment and further confirm their validity and enforceability under applicable law.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above written .

COMPANY: Turnpoint Medical Devices, Inc.

By:	/s/ John R. Toedtman
John R. Toedtman, Chairman
Board of Directors

EXECUTIVE: Joerg H. Klaube

/s/ Joerg H. Klaube
Joerg H. Klaube